SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2006

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

800 Connecticut Avenue,
Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Item 8.01.              Other Events

On September 5, 2006, priceline.com Incorporated (“priceline.com”) announced that its two largest stockholders, Hutchison Whampoa Limited and Cheung Kong (Holdings) Limited, sold 8.9 million shares of priceline.com common stock in an offering underwritten by Goldman, Sachs & Co.  A copy of priceline.com’s press release announcing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01.              Financial Statements and Exhibits

(c) Exhibits

99.1	Press release announcing sale of priceline.com common stock by Hutchison Whampoa Limited and Cheung Kong (Holdings) Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Name:Jeffery H. Boyd
Title:President and Chief Executive Officer

Date:  September 5, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release announcing sale of priceline.com common stock by Hutchison Whampoa Limited and Cheung Kong (Holdings) Limited